Exhibit 5.1

June 25, 2019

Eldorado Resorts, Inc.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

Re:	Registration Statement on Form S-8 relating to the issuance of Shares under the Eldorado Resorts, Inc. Amended and Restated 2015 Equity Incentive Plan

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the “Registration Statement”) which Eldorado Resorts, Inc., a Nevada Corporation (the “Company”), proposes to file with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended, (the “Act”), up to 4,124,484 shares of the Company’s Common Stock, par value $0.00001 per share (the “Shares”), issuable under and pursuant to the Eldorado Resorts, Inc. Amended and Restated 2015 Equity Incentive Plan (the “Amended Plan”).

We have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Amended Plan, and (iii) such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have further assumed that the Registration Statement has been declared effective pursuant to the Act, and that the Amended Plan will comply with all applicable laws at the time the Shares are issued pursuant to the Amended Plan. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the issuance of the Shares pursuant to the Amended Plan has been duly authorized and, when issued and delivered upon receipt of all amounts that an Amended Plan participant is required to pay to purchase the Shares, which consideration shall constitute lawful consideration under Nevada law, each in accordance with the Amended Plan, the Shares will have been legally and validly issued, fully paid and non-assessable.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ McDonald Carano LLP